Exhibit 99.4

Unaudited Pro Forma Consolidated Financial Statements

Introduction

The following unaudited pro forma consolidated financial statements give effect to the acquisition by Iconix Brand Group Inc. ("Iconix") in July 2005 of assets of Joe Boxer Company, LLC, a Delaware limited liability company, Joe Boxer Licensing, LLC, a Delaware limited liability company, JBC Canada Holdings, LLC, a Delaware limited liability company, Joe Boxer Canada, LP, a Delaware limited partnership (collectively, "Joe Boxer"), under the purchase method of accounting. These pro forma statements are presented for illustrative purpose only. The pro forma adjustments are based upon available information and certain assumptions that management believes are reasonable. The pro forma consolidated financial statements do not purport to represent what the results of operations of Iconix's would actually have been if the acquisition had in fact occurred at the beginning of the periods presented, nor do they purport to project the results of operations of Iconix's for any future period.

Under the purchase method of accounting, tangible and identifiable intangible assets acquired and liabilities assumed are recorded at their estimated fair values, with the acquired assets being adjusted on a pro rata basis for any excess of the assigned value to the assets acquired and liabilities assumed over the cost of acquisition. The estimated fair values, useful lives and amortization of certain assets acquired are based on a preliminary valuation and are subject to final valuation adjustments. Certain acquired intangible assets were determined to have indefinite useful lives in accordance with FAS 142, thus no amortization has been reflected in the accompanying pro forma consolidated statements of operations. Tests for impairment will be performed at least once a year and impairment charges would be recorded if any.

The pro forma condensed balance sheets assume that the acquisition had occurred as of June 30, 2005. The pro forma consolidated statements of operations for the six months ended June 30, 2005 and the 11 months ended December 31, 2004 were prepared by combining Iconix's and Joe Boxer's statements of operations for the same periods, giving effect to the acquisition as though it had occurred at the beginning of each period.

The consolidated historical financial statements of Iconix's are derived from the consolidated financial statements included in Iconix's Form 10-K for the 11 months ended December, 2004 and Form 10-Q for the quarter and six months ended June 30, 2005. The historical financial statement of Joe Boxer for the year ended December 31, 2004 is derived from Joe Boxer's audited financial statements included herein and the historical financial statement of Joe Boxer for the six months ended June 30, 2005 is derived from unaudited financial statements included herein.

Notes to Unaudited Pro Forma Consolidated Balance Sheets:

(a) Reflects the allocation of cost associated with the purchase of Joe Boxer's assets under the purchase method of accounting as though the acquisition occurred on June 30, 2005, and the impact of the financing associated with the acquisition.

     Total purchase price was determined as follows;

                  Cash paid at closing                                 $ 40,000
                  Fair value of 4,350,000 shares of
                    common stock at $8.33 per share
                    fair market value per share                          36,236
                  Assumption of K-mart loan, including
                    $3,509 due within 12 months                          10,796
                  Accrued interest                                          309
                  Value of warrants issued as a
                     cost of the acquisition                                788
                  Other estimated costs of acquisition,
                    including $655 paid after closing                       755
                                                                     ----------
                  Total cost of acquisition                            $ 88,884
                                                                     ==========

     The purchase price was allocated to the fair value of the assets acquired and liabilities assumed as follows:

                  Accounts receivable                                  $  3,130
                  Deferred tax asset                                      7,000
                  K-mart licensing contract                               1,100
                  Joe Boxer Tradename                                    77,654
                                                                     ----------
                  Total allocated purchase price                       $ 88,884
                                                                     ==========

     Financing for the acquisition was accomplished through the private placement by a subsidiary of the Company of $63.0 million aggregate principal amount of 8.45% asset backed notes, $17.5 million of which was used to refinance previously existing notes with the same lender, $40.0 million of which was paid to the sellers, approximately $1.0 of which was used to pay costs associated with the refinancing, approximately $0.3 million of which was place in a trust account as required by the lender, and approximately $4.0 of which was available to the Company for working capital purposes. Costs associated with the refinancing of approximately $1.0 million have been deferred and are being amortized over the 7 year life of the refinanced debt.

(b) Represents the elimination of historical value of intangibles recorded in Joe Boxer of $11.9 million, elimination of Joe Boxer's assets and liabilities not acquired or assumed, and the elimination of the assumed K-Mart debt obligation already refected in entry (a) above. Assets not acquired which have been eliminated consist primarily of intercompany receivables($16.7 million) and leasehold improvements ($0.3 million), liabilities not assumed which have been eliminated consists primarily of accounts payable of $0.3 million,

Notes to Unaudited Pro Forma Consolidated Statements of Operations:

(c) Represents the amortization of acquired intangible assets (K-Mart contract) on a straight line basis over the remaining contract period of 2.5 years and the deferred financing fees incurred in closing the re-financing arrangement over the 7 year life of the refinanced debt.

(d) Represents the interest expense at 8.45% of interest rate that would have been incurred under the terms of the refinancing incurred as part of the acquisition.

(e) Represents the deferred income tax provision that would be recorded against the earnings generated from the acquired business.

(f) Represents the shares of Iconix's common stock that were issued as part of the acquisition.


Unaudited Pro Forma Consolidated Balance Sheets
(000's omitted, except par value)

                                                                   As of June 30 2005         Pro Forma Adjustment
                                                       ---------------------------------  -----------------------------  Pro Forma
                                                               Iconix         Joe Boxer       Note A         Note B     Consolidated

Assets

Current Assets
    Cash...............................................          $  515      $   3,741        $ 4,047       $ (3,741)        $ 4,562
    Accounts receivable, net...........................           3,982            145          3,132           (145)          7,114
    Due from affiliate.................................             463         16,694              -        (16,694)            463
    Inventories........................................               -             24              -            (24)              -
    Deferred income taxes..............................           3,349              -              -               -          3,349
    Prepaid advertising and other......................             297            152              -           (152)            297
                                                                -------        -------        -------         -------        -------
Total Current Assets...................................           8,606         20,756          7,179        (20,756)         15,785

Property and equipment, at cost:
    Furniture, fixtures and equipment..................           1,612              -              -               -          1,612
    Leasehold improvement..............................               -            470              -           (470)              -
    Less: Accumulated depreciation and amortization....           1,366            199              -           (199)          1,366
                                                                -------        -------        -------         -------        -------
                                                                    246            271              -           (271)            246
Other assets:
    Restricted cash....................................           2,900              -            310               -          3,210
    Goodwill...........................................          25,241              -              -               -         25,241
    Intangibles, net...................................          16,121         11,864         78,754         (11864)         94,875
    Deferred financing costs, net......................           1,907              -          1,032               -          2,939
    Deferred income taxes..............................           2,073              -          7,000               -          9,073
    Other..............................................           1,142              -              -               -          1,142
                                                                -------        -------        -------         -------        -------
                                                                 49,384         11,864         87,096        (11,864)        136,480
                                                                -------        -------        -------         -------        -------
Total Assets...........................................       $ 58,236        $ 32,891         94,275        (32,891)        152,511
                                                                =======        =======        =======         =======        =======

Liabilities and Stockholders' Equity

Current Liabilities:
    Accounts payable and accrued expenses..............        $  2,194        $   183        $   964       $   (183)     $    3,158
    Accounts payable, subject to litigation............           4,886          3,750              -         (3,750)          4,886
    Accrued interest, note payable.....................               -            276              -           (276)              -
    Due to affiliated companies........................               -             51              -            (51)              -
    Due to related parties.............................             434              -              -               -            434
    Current portion of deferred revenue.............              1,332              -              -               -          1,332
    Current portion of long-term debt...............              3,024          3,509          4,856         (3,509)          7,880
                                                                -------        -------        -------         -------        -------
Total Current Liabilities..............................          11,870          7,769          5,820         (7,769)         17,690
                                                                -------        -------        -------         -------        -------

Deferred revenue.......................................             183              -              -               -            183
Deferred rent..........................................               -             32              -            (32)              -
Long-term debt.........................................          17,818          7,290         51,431         (7,290)         69,249

Stockholders' Equity
    Common stock, $.001 par value - shares authorized 75,000; shares issued
         28,751 at June 30, 2005 and 28,293 issued
         at December 31, 2004..........................              30              -              4               -             34
    Additional paid-in capital.........................          76,962          5,000         37,020         (5,000)        113,982
    Accumulated deficit................................        (47,960)         12,800              -        (12,800)       (47,960)
Treasury stock - 198 shares at cost....................           (667)              -              -               -          (667)
                                                                -------        -------        -------         -------        -------
Total Stockholders' Equity.............................          28,365         17,800         37,024        (17,800)         65,389
                                                                -------        -------        -------         -------        -------

Total Liabilities and Stockholders' Equity.............        $ 58,236       $ 32,891       $ 94,275       $(32,891)       $152,511
                                                                =======        =======        =======         =======        =======



Unaudited Pro Forma Consolidated Statements of Operations
(000's omitted, except per share data)

                                                               Six Months Ended
                                                                 June 30, 2005               Pro Forma             Pro Forma
                                                     -------------------------------
                                                            Iconix       Joe Boxer          Adjustments Note     Consolidated


Licensing and commission revenue...............           $  8,587        $  7,978            $      -              $  16,565

Operating expenses:
Selling, general and administrative expenses....             5,517           2,015                 294 (c)              7,826
Special charges.................................               707               -                   -                    707
                                                     -------------     -------------      -------------         --------------

Operating income................................             2,363           5,963               (294)                  8,032

Interest expense - net..........................               845             290               1,744  (d)             2,879
                                                     -------------     -------------      -------------         --------------


Income before income taxes......................             1,518           5,673             (2,038)                  5,153

Income tax (benefits) provisions................           (1,780)               -               1,000 (e)              (780)
                                                     -------------     -------------      -------------         --------------

Net income .....................................          $  3,298        $  5,673           $ (3,038)              $   5,933
                                                     =============     =============      =============         ==============


Earnings per common share:
         Basic..................................         $    0.12                                                  $    0.18
                                                     =============                                              ==============
         Diluted................................         $    0.11                                                   $   0.17
                                                     =============                                              ==============

Weighted average number of common shares outstanding:
         Basic..................................            28,516                               4,350 (f)             32,866
                                                     =============                        =============         ==============
         Diluted................................            30,115                               4,350 (f)             34,465
                                                     =============                        =============         ==============

Unaudited Pro Forma Consolidated Statements of Operations
(000's omitted, except per share data)

                                                              Eleven Months Ended
                                                               December 31, 2004             Pro Forma             Pro Forma
                                                     -------------------------------
                                                            Iconix       Joe Boxer          Adjustments Note      Consolidated

Net sales.......................................         $  60,409       $       -           $       -              $  60,409
Licensing and commission revenue...............              8,571          20,058                   -                 28,629
                                                     -------------     -------------      -------------         --------------
Net Revenue.....................................            68,980          20,058                   -                 89,038

Cost of goods sold, net of recoveries
pursuant to an agreement of $7,566 for Iconix)...           48,229               -                   -                 48,229
                                                     -------------     -------------      -------------         --------------
Gross profit....................................            20,751          20,058                   -                 40,809

Operating expenses:
Selling, general and administrative expenses....            17,720           8,007                 587 (c)             26,314
Special charges.................................               295               -                   -                    295
                                                     -------------     -------------      -------------         --------------

Operating income................................             2,736          12,051               (587)                 14,199

Interest expense - net..........................             2,495             544               3,296 (d)              6,335
                                                     -------------     -------------      -------------         --------------

Income before income taxes......................               241          11,507             (3,883)                  7,864

Income tax provisions...........................                 -               -               1,900 (e)              1,900
                                                     -------------     -------------      -------------         --------------

Net income .....................................         $     241       $  11,507          $  (5,783)              $   5,964
                                                     =============     =============      =============         ==============


Earnings per common share:
         Basic..................................         $    0.01                                                  $    0.19
                                                     =============                                              ==============
         Diluted................................         $    0.01                                                  $    0.18
                                                     =============                                              ==============

Weighted average number of common shares outstanding:
         Basic..................................            26,851                               4,350 (f)             30,201
                                                     =============                        =============         ==============
         Diluted................................            28,706                               4,350 (f)             33,056
                                                     =============                        =============         ==============
